EXHIBIT 99.2

The Hillshire Brands Company

Introduction to the Unaudited Pro Forma Consolidated Financial Information

On June 28, 2012 (the “distribution date”), Sara Lee Corporation (“Company”), renamed The Hillshire Brands Company (“Hillshire Brands”), completed the previously disclosed separation of its international coffee and tea business from the Company (spin-off). Immediately prior to the separation, the Company’s international coffee and tea business was held by the Company’s wholly owned subsidiary, DE US, Inc. (“CoffeeCo”). The separation was accomplished by a series of transactions commencing with the Company’s distribution of 100% of the outstanding shares of common stock of CoffeeCo after the close of business on June 28, 2012 to the Company’s shareholders of record as of the close of business on June 14, 2012 (the “record date”). The following unaudited pro forma consolidated financial information of Hillshire Brands adjusts the historical financial information to give effect to the spin-off. The CoffeeCo financials include various designated items not historically included in the operating results of the Company’s International Coffee and Tea business segment, but which were defined by the Master Separation Agreement as filed on a Form 8-K dated June 15, 2012.

The historical financial information for Hillshire Brands set forth below has been derived from the historical audited and unaudited consolidated financial statements of Sara Lee Corporation included in the Annual Report on Form 10-K for the year ended July 2, 2011, the Quarterly Report on Form 10Q for the quarter ended March 31, 2012 and the Current Report on Form 8-K dated December 14, 2011, which disclosed changes in the reported financial results for fiscal 2011 and 2010 to reflect certain businesses as discontinued operations. The unaudited pro forma balance sheet as of March 31, 2012 was prepared as if the disposition occurred on that date and the adjustments give effect to events that are directly attributable to the transaction, regardless if they have a continuing impact or are nonrecurring. The unaudited pro forma consolidated statements of income were prepared as if the disposition occurred on June 28, 2008. The pro forma adjustments for the fiscal year ended July 2, 2011 and the nine months ended March 31, 2012 give effect to actions taken in conjunction with the spin-off and have a continuing impact on the results of operations of Hillshire Brands. The pro forma adjustments include: the elimination of interest expense associated with the repayment of $970 million of long-term debt and $95 million of commercial paper which was funded through the issuance of $650 million of private placement debt that was transferred to CoffeeCo as well as the use of CoffeeCo cash and other cash sources; an adjustment to accrued interest and interest rate swap related balances associated with the repayment of debt; the elimination of non-recurring charges related to the spin-off; the release of deferred tax liabilities related to the repatriation of foreign earnings; various deferred tax asset adjustments associated with the acceleration of stock based compensation and unrealized foreign currency gains; and the impact on earnings per share of a 1-for-5 reverse stock split. The pro forma adjustments are based on factually supportable available information and certain assumptions that management believes are reasonable. Income statements for the three most recently completed fiscal years are presented as a result of CoffeeCo having not yet been reflected as discontinued operations in the company’s historical information.

The pro forma statements do not purport to represent what the results of operations or financial position of Hillshire Brands would have been had the transaction occurred on the dates noted above, or to project the results of operations or the financial position of Hillshire Brands for any future periods. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma consolidated financial information have been made.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company included in its 2011 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter and nine months ended March 31, 2012.

In addition to the international coffee and tea business, the financial statements also report the following businesses as discontinued operations during all periods presented: the North American fresh bakery, foodservice beverage and refrigerated dough businesses and the international household and body care and European bakery businesses.

The Hillshire Brands Company

Consolidated Statements of Income

(in millions, except per share data—unaudited)

	Nine Months ended March 31, 2012
	As	Disposition of	Pro Forma
	Reported (a)	CoffeeCo (b)	Adjustments(c)	Pro Forma
Continuing operations
Net sales	$5,923	$(2,845)	$—	$3,078

Cost of sales	4,024	(1,803)	—	2,221
Selling, general and administrative expenses	1,410	(741)	(51)	618
Net charges for exit activities, asset and business dispositions	179	(112)	(66)	1
Impairment charges	32	(18)	—	14

Operating income	278	(171)	117	224
Interest expense	88	(21)	(25)	42
Interest income	(31)	27	—	(4)

Income from continuing operations before income taxes	221	(177)	142	186
Income tax expense	184	(188)	41	37

Income from continuing operations	$37	$11	$101	$149

Earnings per share of common stock (d):
Income from continuing operations:
Basic	$0.06			$1.26
Average shares outstanding	592			118

Diluted	$0.06			$1.25
Average shares outstanding	595			119

(a)	Amounts as originally reported by Sara Lee in its fiscal 2012 third quarter report filed on form 10-Q. Businesses previously reported as discontinued operations are excluded from these results.
(b)	Represents the CoffeeCo results of operations for the period.
(c)	Represents pro forma adjustments which include the following:
—	Elimination of non-recurring charges related to the spin-off, which includes professional fees, contract termination costs and severance charges to eliminate excess overhead costs

—	Repayment of $470 million of debt with a weighted average interest rate of 5.6%
—	Repayment of $500 million of debt with a weighted average interest rate of 1.4% including interest rate swaps
—	Repayment of $95 million of commercial paper borrowings with a weighted average interest rate of 0.35%
(d)	The company effectuated a 1-for-5 reverse stock split. The pro forma earnings per share and average shares outstanding have been revised to reflect the impact of the reverse stock split.

The effective tax rate on the pro forma adjustments is less than the statutory rate due to the non-deductibility of certain spin-off related costs.

The statements of income do not include a pro forma adjustment to include the effect of a $40 million pretax loss on the extinguishment of debt referred to in footnote (c).

The Hillshire Brands Company

Consolidated Statements of Income

(in millions, except per share data—unaudited)

	Fiscal Year ended July 2, 2011
	As	Disposition of	Pro Forma
	Reported (a)	CoffeeCo (b)	Adjustments (c)	Pro Forma
Continuing operations
Net sales	$7,552	$(3,533)	$—	$4,019

Cost of sales	5,046	(2,224)	—	2,822
Selling, general and administrative expenses	1,777	(860)	(31)	886
Net charges for exit activities, asset and business dispositions	76	(37)	(28)	11
Impairment charges	21	(6)	—	15

Operating income	632	(406)	59	285
Interest expense	117	(25)	(44)	48
Interest income	(31)	26	—	(5)
Debt extinguishment costs	55	—	—	55

Income from continuing operations before income taxes	491	(407)	103	187
Income tax expense	140	(110)	32	62

Income from continuing operations	$351	$(297)	$71	$125

Earnings per share of common stock (d):
Income from continuing operations:
Basic	$0.56			$1.01
Average shares outstanding	621			124

Diluted	$0.56			$1.00
Average shares outstanding	625			125

(a)	Amounts as originally reported by Sara Lee in a Current Report filed on form 8-K dated December 14, 2011. Businesses previously reported as discontinued operations are excluded from these results.
(b)	Represents the CoffeeCo results of operations for the period.
(c)	Represents pro forma adjustments which include the following:
—	Elimination of non-recurring charges related to the spin-off, which includes professional fees, contract termination costs and severance charges to eliminate excess overhead costs

—	Repayment of $470 million of debt with a weighted average interest rate of 5.6%
—	Repayment of $500 million of debt with a weighted average interest rate of 3.5% including interest rate swaps
—	Repayment of $95 million of commercial paper borrowings with a weighted average interest rate of 0.35%
(d)	The company effectuated a 1-for-5 reverse stock split. The pro forma earnings per share and average shares outstanding have been revised to reflect the impact of the reverse stock split.

The effective tax rate on the pro forma adjustments is less than the statutory rate due to the non-deductibility of certain spin-off related costs.

The statements of income do not include a pro forma adjustment to include the effect of a $40 million pretax loss on the extinguishment of debt referred to in footnote (c).

The Hillshire Brands Company

Consolidated Statements of Income

(in millions, except per share data—unaudited)

	Fiscal Year ended July 3, 2010
	As	Disposition of
	Reported (a)	CoffeeCo (b)	Pro Forma
Continuing operations
Net sales	$7,177	$(3,205)	$3,972

Cost of sales	4,560	(1,838)	2,722
Selling, general and administrative expenses	1,875	(835)	1,040
Net charges for exit activities, asset and business dispositions	34	(13)	21
Impairment charges	15	—	15
Contingent sale proceeds	(133)	133	—

Operating income	826	(652)	174
Interest expense	138	(18)	120
Interest income	(23)	19	(4)

Income from continuing operations before income taxes	711	(653)	58
Income tax expense	122	(188)	(66)

Income from continuing operations	$589	$(465)	$124

Earnings per share of common stock (c ):
Income from continuing operations:
Basic	$0.86		$0.90
Average shares outstanding	688		138

Diluted	$0.85		$0.89
Average shares outstanding	691		138

(a)	Amounts reported by Sara Lee in a Current Report filed on form 8-K dated December 14, 2011, as adjusted for a change in discontinued operations. Businesses previously reported as discontinued operations are excluded from these results.

(b)	Represents the CoffeeCo results of operations for the period.
(c)	The company effectuated a 1-for-5 reverse stock split. The pro forma earnings per share and average shares outstanding have been revised to reflect the impact of the reverse stock split.

The Hillshire Brands Company

Consolidated Statements of Income

(in millions, except per share data—unaudited)

	Fiscal Year ended June 27, 2009
	As	Discontinued	Disposition of
	Reported (a)	Operations (c)	CoffeeCo (b)	Pro Forma
Continuing operations
Net sales	$8,366	$(1,201)	$(3,041)	$4,124

Cost of sales	5,614	(827)	(1,812)	2,975
Selling, general and administrative expenses	2,072	(303)	(738)	1,031
Net charges for exit activities, asset and business dispositions	98	(36)	(51)	11
Impairment charges	314	(314)	—	—
Contingent sale proceeds	(150)	—	150	—

Operating income	418	279	(590)	107
Interest expense	161	—	(24)	137
Interest income	(41)	1	36	(4)

Income (loss) from continuing operations before income taxes	298	278	(602)	(26)
Income tax expense	114	13	(122)	5

Income (loss) from continuing operations	$184	$265	$(480)	$(31)

Earnings per share of common stock (d):
Income (loss) from continuing operations:
Basic	$0.26			$(0.22)
Average shares outstanding	701			140

Diluted	$0.26			$(0.22)
Average shares outstanding	703			140

(a)	Amounts as originally reported by Sara Lee in its fiscal 2011 annual report filed on form 10-K.
(b)	Represents the CoffeeCo results of operations for the period.
(c)	Represents the results of North America foodservice beverage and the European bakery businesses that were first reported as discontinued operations beginning in fiscal 2012.
(d)	The company effectuated a 1-for-5 reverse stock split. The pro forma earnings per share and average shares outstanding have been revised to reflect the impact of the reverse stock split.

The Hillshire Brands Company

Condensed Consolidated Balance Sheet

(in millions—unaudited)

	March 31, 2012
	As Reported (a)	Disposition of CoffeeCo (b)	Pro Forma Adjustments (c)	Pro Forma
Assets
Cash and equivalents	$2,655	$(2,554)	$—	$101
Trade accounts receivable, less allowances	734	(488)	—	246
Inventories	907	(613)	—	294
Current deferred income taxes	35	(29)	91	97
Other current assets	324	(194)	(9)	121
Assets held for sale	5	—	—	5

Total current assets	4,660	(3,878)	82	864

Property, net of accumulated depreciation	1,300	(490)	—	810
Trademarks and other identifiable intangibles	400	(263)	—	137
Goodwill	599	(251)	—	348
Deferred income taxes	139	(67)	(64)	8
Pension asset	427	(423)	—	4
Other noncurrent assets	244	(169)	—	75
Noncurrent assets held for sale	5	—	—	5

	$7,774	$(5,541)	$18	$2,251

Liabilities and Equity
Notes payable	$187	(92)	(95)	$—
Accounts payable	693	(292)	—	401
Income taxes payable and current deferred taxes	615	(36)	(579)	—
Other accrued liabilities	1,061	(612)	(4)	445
Current maturities of long-term debt	985	(5)	(975)	5

Total current liabilities	3,541	(1,037)	(1,653)	851

Long-term debt	954	(18)	—	936
Pension obligation	225	(85)	—	140
Deferred income taxes	211	(211)	—	—
Other liabilities	698	(387)	—	311

Common stockholders’ equity	2,145	(3,803)	1,671	13

	$7,774	$(5,541)	$18	$2,251

(a)	Amounts as originally reported by Sara Lee in its fiscal 2012 third quarter report filed on form 10-Q.
(b)	Represents the net assets of CoffeeCo at March 31, 2012.
(c)	Represents pro forma adjustments which include the following:
—	Repayment of $975 million of debt ($1,008 million including tender offer premium and make whole payments), which includes $5 million related to interest rate swaps net of a debt discount associated with this debt, as well as adjustments to accrued interest and interest rate swap related balances
—	Repayment of $95 million of commercial paper borrowings
—	Debt repayments funded with cash and the issuance of $650 million of private placement debt that was transferred to CoffeeCo
—	The release of deferred tax liabilities related to the repatriation of foreign earnings and various deferred tax asset adjustments associated with the acceleration of stock based compensation and unrealized foreign currency gains